                      INTERNATIONAL DISTRIBUTION AGREEMENT

AGREEMENT, made as of this 1st day of April, 1997, by and between ECHOCATH, INC., a corporation formed under the laws of the State of New Jersey, U.S.A., having its principal place of business at 4326 U. S. Route One, Monmouth Junction, New Jersey 08852 (hereinafter referred to as "ECHOCATH"), and MEDISON CO. LTD, having its principal place of business at 22-5, Chungmuro 5-ga, Chung-gu, Seoul, 100-015 Korea (hereinafter referred to as "DISTRIBUTOR").

                               W I T N E S S E T H

WHEREAS, the parties desire to enter into an Agreement relating to the distribution by Distributor of certain products manufactured or sold by EchoCath; and

WHEREAS, Distributor agrees to distribute EchoCath's products subject to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1. DEFINITIONS: For the purpose of this Agreement, the following definitions shall apply:

        1.1 "TERRITORY" shall mean the geographic territory as specified in Schedule A attached hereto, which schedule is hereby made a part of this Agreement.

        1.2 "PRODUCT" OR "PRODUCTS" shall mean those products of EchoCath and its affiliates as specifically listed on Schedule A attached hereto. EchoCath may, in its sole discretion, from time to time and at any time upon 30 days notice to Distributor add or delete any of its products to the list of Products included on Schedule A upon written notice to Distributor; provided, however, that EchoCath shall honor any order for a Product being deleted which is accepted by EchoCath before the effective date of the deletion.

        1.3 "QUALITY ASSURANCE STANDARDS" shall mean such government and industry requirements for assuring quality of the Products and such other reasonable requirements as may be appropriate in the industry and applicable to products of the same type as the Products.

        1.4 "APPROPRIATE REGULATORY AUTHORITIES" shall mean all governmental and other regulatory agencies, authorities and commissions which are responsible for
(i) approving Products before they can be sold commercially within the Territory or (ii) otherwise regulating the manufacturing, packaging, labelling, marketing, advertising, storage, records and reports, and distribution of Products within the Territory. Specifically included within this definition, but without in any way limiting its generality, shall be the United Stated Food and Drug Administration.

2.      APPOINTMENT

        2.1 APPOINTMENT. EchoCath hereby grants to Distributor during the term of this Agreement the exclusive right to promote, sell and distribute the Products within the Territory. It is understood that Distributor is an independent contractor and that Distributor has the right to sell the Products at any price or prices it may choose. Distributor may appoint one or more sub-distributors, but such sub-distributors must adhere to the provisions of this agreement. Notwithstanding the foregoing, Distributor may not sell Products for use in the field of electrophysiology and/or for use in cardiac ablation or pacemaker lead implantation or removal or procedures related thereto.

                             DISTRIBUTION AGREEMENT

        2.2 Distributor shall not make any warranties, representations, promises or covenants on behalf of or for EchoCath to anyone, except such as may be expressly approved in writing by EchoCath. Unless otherwise agreed in writing by EchoCath, Distributor shall not during the term of this Agreement function as or accept an appointment as a promoter, distributor or sales representative of any third-party with respect to the sale or lease of any competitive products, or their components or ancillary products (except in-so-far as Distributor's ultrasound consoles may be deemed to be ancillary products are concerned), other than the Products hereunder, or promote and/or sell and/or distribute the Products for sale to anyone or in any place other than to the customers within the Territory. For purposes of this Section 2.2, the term "Distributor" shall also be meant to include any and all persons (whether such person be an individual, a partner or a corporation) who control, are principal owners of, or are otherwise acting as principals of the Distributor appointed herein.

        2.3 DISTRIBUTOR'S OBLIGATIONS - SALES AND MARKETING. During the term of this Agreement, Distributor shall undertake in good faith and shall use its best efforts to promote, sell and distribute the Products within the Territory. Furthermore, Distributor shall:

               (a) Take all reasonable and necessary action to satisfy the demand for the Products throughout the Territory and attempt to increase the demand for such Products by, among other things, servicing all Customer accounts with reasonable frequency and soliciting new buyers within the Customer market.

               (b) Maintain adequate sales and warehouse facilities and employ a sufficient number of personnel with experience reasonably satisfactory to EchoCath to adequately promote the sale of Products.

               (c) Maintain a sufficient inventory of Products, demonstration units and support material to reasonably fulfill the requirements of its Customers located in the Territory.

               (d) Maintain adequate records concerning the sale of the Products as required by Appropriate Regulatory Authorities including, without limitation, complete and accurate records concerning the sale of the Products by product numbers and by lot numbers.

               (e) Submit to EchoCath (i) quarterly reports of quarterly sales tracking data in units of product sales and quarterly sales data by hospital or other appropriate facility and (ii) other reports at such times and in such manner as EchoCath and Distributor mutually agree.

               (f) Use only advertising literature provided or approved by EchoCath (Distributor may translate such literature into the native language(s) of the Territory) and develop a promotional program that takes into account the local culture in each particular region within the Territory.

               (g) Comply with any and all standard operating procedures ("SOPs") established by EchoCath as they relate to quality control, medical and technical complaints, packaging, labelling, trademark usage and regulatory procedures to the extent that EchoCath has furnished copies of such SOPs to Distributor. In the event that local variations to the SOPs are needed due to different market conditions, Distributor shall notify EchoCath in advance of any such variation, which notice shall specify the actual variation(s) needed and the justifications for such variance. In no event may any variation which affects a Product's safety, efficacy or approved use in the United States be submitted to any Appropriate Regulatory Authority or otherwise implemented without EchoCath's prior written approval.

                             DISTRIBUTION AGREEMENT

        2.4 DISTRIBUTOR'S OBLIGATIONS - LEGAL AND REGULATORY MATTERS. Distributor, at its sole cost and expense (except as otherwise expressly provided below), with sole responsibility in its capacity as Exclusive distributor and in full compliance with all applicable laws and regulations, including but not limited to those of all Appropriate Regulatory Authorities, shall:

               (a) Be responsible for identifying all regulatory requirements, obtaining and maintaining in the name of EchoCath, all necessary approvals, authorizations, registrations and/or licenses for the market, sale and distribution of the Products; any and all such activities shall be coordinated with EchoCath in order to avoid duplication of effort and unnecessary expense. EchoCath shall provide Distributor with the information and materials for submission to the Appropriate Regulatory Authorities as requested by such Appropriate Regulatory Authorities. In making such submissions Distributor (i) shall not make any statement or representation of any kind which is untruthful or otherwise deceptive (ii) shall inform EchoCath of all material requested by the Appropriate Regulatory Authorities (iii) shall submit only materials which have been provided or approved by EchoCath for such purpose and/or which have been prepared by Distributor using information accurately derived from such materials (iv) shall not, without EchoCath's prior written permission, alter in any way any material which EchoCath provides to Distributor for submission.

               (b) Pay for all costs related to any clinical trial required by any Appropriate Regulatory Authority with respect to a Product in order to obtain its approval, registration or license. The parties shall endeavor to discuss any protocols for clinical trials prior to any submission of such protocols to any Appropriate Regulatory Authority.

               (c) Store Products under their respective labelled conditions using appropriate facilities and equipment which comply with current good manufacturing procedures and practices.

               (d) Distribute Products, and their respective labelling as received from EchoCath without any modifications, unless such modifications are required by Appropriate Regulatory Authorities (in which case Distributor shall advise EchoCath before such modification is made) or are mutually agreed upon prior to distribution. Distributor shall also provide appropriate language translations for product literature and labels to facilitate the distribution of Products within each country of the Territory.

               (e) Exercise required vigilance with respect to any and all charges, complaints and claims concerning the Products which are in the nature of a legal claim or otherwise reportable to the Appropriate Regulatory Authorities; immediately forward to EchoCath information concerning such matters; cooperate with EchoCath in investigating such matters; maintain adequate records so as to permit a recall of any Product or Product lot; and cooperate with EchoCath in effecting a recall should one be deemed necessary by EchoCath.

               (f) Submit to EchoCath all written trademark, labelling, and instructional materials, and other promotional items subject to regulatory control to be used in connection with any Products.

               (g) Advise EchoCath fully with respect to all safety, environmental, and other standards, specifications, and other requirements imposed by Appropriate Regulatory Authorities or otherwise by law, regulation or order in the Territory and applicable to the Products and advise EchoCath of all instructions, warnings and labels applicable to the Products that are necessary or desirable under laws, regulations or practices in the Territory.

                             DISTRIBUTION AGREEMENT

        2.5 ECHOCATH'S OBLIGATIONS - LEGAL AND REGULATORY MATTERS. EchoCath, at its sole cost and expense shall:

               (a) Supply all Products packaged and labelled (in the English language unless otherwise agreed) in compliance with requirements in the country of destination, provided Distributor has advised EchoCath of any particular requirements.

               (b) Promptly investigate all Product complaints received from Distributor and advise Distributor, in writing of the results of any such complaint investigation.

               (c) Promptly advise Distributor if the recall of any Product or any lot of any Product becomes necessary and assist Distributor in notifying all customers and effecting the recall.

               (d) Provide Distributor with advance notification of any material changes or modifications of any Product which may affect the Product's regulatory registration or approved indications.

        2.6 RIGHT OF FIRST REFUSAL. In the event EchoCath shall finalize an agreement wherein a third party is to be appointed as an exclusive distributor of the Products in any one or more countries outside of the Territory, then and in that event, Distributor shall have the right of first refusal to accept such appointment on the exact same terms and conditions, including any and all sales performance requirements, that EchoCath shall have offered to the third party. EchoCath shall provide Distributor with written notice of such pending appointment and Distributor shall have five business days to accept the appointment. Failure to respond within that time period shall be deemed a rejection by Distributor of the appointment. It is expressly acknowledged that this provision shall not survive any merger or acquisition of EchoCath and in the event of such a transaction, neither EchoCath, the acquiring company or the surviving company shall be bound by the terms of this paragraph.

3.      SUPPLY OF PRODUCT AND PACKAGING.

        3.1 EchoCath shall sell to Distributor and Distributor shall purchase from EchoCath all of its requirements of the Products according to the terms hereof.

        3.2 The "General Terms and Conditions" set forth in Schedule C attached hereto shall apply with respect to all Products sold pursuant to this Agreement and are hereby incorporated as part of this Agreement.

4.      ANNUAL BUSINESS PLAN

        4.1 The representatives of the Distributor and EchoCath will meet at least once per calendar year to discuss sales forecasts, budgets, customer issues, demographics, and other items as they arise.

5.      PERFORMANCE REQUIREMENTS

        5.1 During each twelve-month period of this Agreement, Distributor agrees to purchase a sufficient quantity of Products to meet the performance requirements set forth on Schedule B of this Agreement; such performance requirements may be modified by mutual written agreement of EchoCath and Distributor. Any failure by Distributor to make purchases at or above the performance requirements set forth on Schedule B attached hereto shall be deemed a material breach hereof and this Agreement may be terminated immediately by EchoCath. The parties agree to meet prior to the end of the twelve month period to negotiate performance requirements for the subsequent twelve month period based upon the previous year's actual sales performance.

                             DISTRIBUTION AGREEMENT

6.      TERM OF AGREEMENT

        6.1 This Agreement shall become effective upon the date first above written (the "Effective Date") and shall expire on the first anniversary of the Effective Date unless sooner terminated in accordance with the terms and conditions hereof. After such initial period the parties may agree to renew this Agreement for additional periods; provided that (i) the parties shall have mutually agreed in advance as to the performance goals and other terms applicable to such renewal term and (ii) any such renewal shall be in writing and signed by both parties.

        6.2 This Agreement may be terminated by either party: (a) at any time during the initial term or any subsequent renewal hereof, upon written notice to the other party by reason of any default or breach of this Agreement; provided that, the defaulting party shall have received prior written notice of the specific default or breach and has failed to cure the default within thirty (30) days after a notice sent by the aggrieved party to the defaulting party (except that if such breach is not curable such termination shall be effective on the date of such notice), or (b) immediately with or without the giving of notice, if the other party shall file a petition in bankruptcy, or shall be adjudicated a bankrupt, or shall take advantage of the insolvency laws of any state or country, or shall make an assignment for the benefit of creditors, or shall be voluntarily or involuntarily dissolved, or shall have a receiver, trustee or other court officer appointed for its property.

        6.3 Upon the termination of this Agreement, the Distributor shall immediately remove all displays, signs and decals and cease to represent itself as an authorized Distributor of EchoCath Products and shall otherwise desist from all conduct or representation which might lead the public to believe that Distributor is so authorized. Thereafter Distributor immediately shall discontinue all display of EchoCath's trademarks.

        6.4 Upon termination of this Agreement, Distributor shall promptly upon request by EchoCath (i) take any and all action necessary and appropriate and
(ii) cooperate with EchoCath, in order to effect the orderly transfer to EchoCath (or to any legally permissible EchoCath designee) of any and all of the approvals, authorizations, registrations and/or licenses from Appropriate Regulatory Authorities in the Territory in order to permit continued marketing, sale and distribution of the Products by EchoCath (or by such EchoCath designee).

        6.5 Any termination of this Agreement shall not be an exclusive remedy, but shall be in addition to any legal or equitable remedies available. Neither the termination nor non-renewal of this Agreement shall release Distributor from the obligation to pay any sum that may be owing to EchoCath (whether then or thereafter due) or operate to discharge any liability that had been incurred by Distributor prior to any such termination. Except as qualified by the preceding sentence, neither party shall, by reason of the termination or non-renewal of this Agreement be liable to the other for any damages (whether direct, consequential, incidental, or other including, without limitation, expenditures, loss of profit or projected profits of any kind whatsoever), sustained by reason of any such termination.

7.      NOTICES

        Any notice required or permitted to be given hereunder shall be in writing, shall be effective when actually delivered and shall be either (i) delivered personally by hand, (ii) sent by registered or certified mail, or
(iii) sent by an internationally recognized and qualified delivery service (e.g., Federal Express or DHL). All such notices shall be sent postage prepaid to the addresses of each party set forth at the beginning of this Agreement or to such other address or addresses as shall be designated in writing.

8.      MISCELLANEOUS

                             DISTRIBUTION AGREEMENT

        8.1 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of New Jersey (U.S.A.). The provisions of the Uniform Commercial Code as adopted by the State of New Jersey (U.S.A.) and not the Convention on Contracts for the International Sale of Goods shall apply. For purposes of this Agreement, Distributor agrees to accept personal jurisdiction in the State of New Jersey (U.S.A.). Furthermore, Distributor (i) agrees that exclusive venue for any and all litigation concerning this Agreement shall be in the State of New Jersey (U.S.A.), (ii) waives any claim of lack of jurisdiction, and (iii) agrees that any judgment rendered in EchoCath's favor against Distributor may be enforced in the country where Distributor's offices and/or Distributor's assets are located.

        8.2 LOCAL LAW. The Distributor shall notify EchoCath of the existence and content of any mandatory provision of law in the Territory or any other applicable law that conflicts with any provision of this Agreement at the time of its execution or thereafter. Any failure by Distributor to comply with the provisions of this Section 8.2 shall constitute a material breach by Distributor which shall entitle EchoCath to terminate this Agreement effective immediately upon notice to the Distributor.

        8.3 ENTIRE AGREEMENT. This Agreement sets forth the entire understanding between the parties with respect to the matters dealt with herein and specifically supersedes any and all purchase or other agreements previously entered into by the parties covering the sale of the Products. Neither party has made nor relied upon any warranties or representations not specifically set forth in this Agreement. No modification of any of the provisions contained herein may be made except in writing, in each instance signed by and on behalf of the party against which enforcement is being sought. In the event of any conflict between this English version of this Agreement and any translation (whether signed or unsigned by the parties) of this English version, this English version shall prevail.

        8.4 WAIVER. Any waiver or excuse of non-performance or non-compliance with the terms of this Agreement granted by one party in favor of the other party for any given occasion shall not be effective and shall not be construed as a total waiver or excuse of non-performance or non-compliance for any subsequent occasions.

        8.5 BENEFIT AND ASSIGNMENT. Neither party shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except that, upon notice to Distributor, EchoCath (or its authorized assignee) may assign or transfer this Agreement to a successor organization in the event of merger, consolidation or transfer or sale of all or substantially all of its assets and in the case of any such assignment or transfer, this Agreement shall be binding upon and inure to the benefit of such successor organization, and such party shall remain fully liable hereon.

        8.6 SEVERABILITY. The invalidity or enforceability of any term, provision, clause, or any portion thereof of this Agreement shall in no way impair or affect the validity or enforcement of any other provision of this Agreement, which remains in full force and effect.

        8.7 RELATIONSHIP BETWEEN THE PARTIES. The relationship between Buyer and Seller is that of vendee and vendor. Neither party, nor its agents and employees, shall under any circumstances be deemed agents or representatives of the other and neither shall have authority to act for and/or bind the other in any way, whether express or implied, or represent that it is in any way responsible for acts of the other. This Agreement does not establish a joint venture, agency nor partnership between the parties, nor does it create an employer/employee relationship.

        8.8 SCHEDULES. The Schedules and Addenda (if any) attached hereto are hereby made a part of this Agreement as if fully included herein.

                             DISTRIBUTION AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WITNESS:                                 ECHOCATH, INC.

[SIGNATURE]
                                         BY:  Frank DeBernardis
                                             -----------------------------------
                                         TITLE: President June 10,1997
                                                --------------------------------


WITNESS:                                 DISTRIBUTOR:

[SIGNATURE]
                                         BY:  [SIGNATURE]
                                             -----------------------------------
                                         TITLE: CTO/Vice President June 10, 1997
                                               ---------------------------------

                             DISTRIBUTION AGREEMENT

                                   SCHEDULE A

             SCHEDULE OF TERRITORY, PRODUCTS, PRICING AND CUSTOMERS

1.  The term "Territory" shall include the following geographic areas:

        South Korea
        Japan
        Taiwan
        The Peoples Republic of China
        Thailand
        The Philippines
        Malaysia
        Myanmar
        Cambodia
        Vietnam
        Laos

        Indonesia
        Mongolia

Distributor expressly agrees that it shall be bound by and shall comply with any rules or regulations promulgated by the United States barring or regulatory trade with any country within the Territory. Nothing herein is intended to imply that EchoCath has determined that sales of the Products are legally permissible to any country in the Territory.


2. The term "Product(s)" shall mean the Color Mark System consisting of the following, and their corresponding prices.

    (Information omitted and filed separately with the Commission under rule 24B-2)




                                   SCHEDULE B

    (Information omitted and filed separately with the Commission under rule 24B-2)

                                   SCHEDULE C

                          GENERAL TERMS AND CONDITIONS

C1.     PRICE AND PAYMENT

        C1.1 PRODUCT PRICES. Subject to the requirements of Section C1.2 below, the price per unit of any Product shall be the respective price as stated on the Schedule A, attached hereto and made a part hereof.. All prices shall be F.O.B. Monmouth Junction, New Jersey. Distributor shall bear all costs and expenses including but not limited to any taxes, levies, duties or fees of any kind, nature or description whatsoever, incident or applicable to the shipment of any Products sold to Distributor; any and all such costs and expenses paid by EchoCath shall be separately billed to the Distributor in accordance with EchoCath's standard shipping policies.

       (C1.2 Information omitted and filed separately with the Commission under rule 24B-2)


        C1.3 INVOICES. All invoices submitted by EchoCath to Distributor shall be payable by Distributor in United States by means of one or more letters of credit for the benefit of EchoCath, in form and substance acceptable to EchoCath, to provide payment for Product. If payment is not received within the prescribed period, then (i) EchoCath may notify Distributor of such failure and
(ii) interest shall accrue on any unpaid balance from the date of the invoice at the rate of 1.5% per month (18% per annum), but, in no event at a rate greater than the maximum rate permitted by applicable law. All payments are payable in U.S. dollars only unless EchoCath shall otherwise agree to in writing prior to Distributor tendering payment.

C2.     PURCHASE ORDERS; DELIVERY OF PRODUCT

        C2.1 All orders for Products shall be made on Distributor's purchase order forms. Each purchase order or any acknowledgment thereof, whether printed, stamped, typed or written shall be governed by the terms of this Agreement and none of the provisions of such Distributor purchase orders or acknowledgments shall be applicable, except those specifying the quantity of Products ordered, or general delivery date and shipping instructions and other general non-contractual invoice information.

        C2.2 In order to plan manufacturing capacity and to order raw materials from vendors, EchoCath required and Distributor shall provide on the first day of each month the following: a) a six month rolling forecast for purchases of the Products for each month during that period; and b) a three month firm purchase order for the number of units to be purchased of the products during that period. EchoCath shall be required to deliver the number of units in the firm three month purchase order, provided the number of units does not exceed 33% above the units anticipated by the six month forecast for the corresponding period. Orders which exceed such amount shall be addressed on a best efforts basis by EchoCath. In no event, however, is EchoCath required to divert orders from its other customers in order to meet such coverage in Distributor's firm purchase order. Distributor's firm purchase order shall also not be for an amount of units equal to or less than 50% of the amount anticipated for the corresponding period by the six month forecast. In the event Distributor's firm purchase order shall not meet such minimum requirements, Distributor upon EchoCath's request, shall reimburse EchoCath for the cost of raw materials (including transportation charges) purchased in anticipation of meeting 100% of the amount anticipated for that period by the six month forecast.

C3.     REJECTION

        C3.1 If Distributor reasonably determines that a Product does not conform to EchoCath's product specifications or is otherwise defective, Distributor may reject such Product, but such rejection must be made by written notice mailed within thirty (30) days after discovery of such non-conformance or defect. Failure to notify EchoCath shall constitute acceptance.

        C3.2 EchoCath shall have the right to either replace any properly rejected Product or otherwise cure the non-conformance within forty-five (45) days after the date of such written notice. If the non-conformance cannot be remedied within such 45-day period of time, Distributor's exclusive remedy shall be a refund of the purchase price paid by Distributor for the non-conforming Product, such reimbursement to be initially by credit to Distributor's account and then in cash if no charges arise within ninety (90) days to which such credit may be applied. Distributor shall return the non-conforming goods to EchoCath at EchoCath's request and expense.

        C3.3 The term "non-conformance" as used in this Article shall not be meant to include the fact that the Products have become outdated after receipt by Distributor.

C4.     TRADEMARKS; OWNERSHIP OF DATA; CONFIDENTIALITY

        C4.1 Distributor shall acquire no rights under this Agreement in any product, patent, trademark or trade names of EchoCath, EchoCath's parent company, or their affiliates, except as is, in EchoCath's sole discretion, consistent with Distributor's right to offer for sale and sell the Products under the terms of this Agreement. Distributor admits and acknowledges that EchoCath is the sole and complete owner of such names and marks. Without limiting the generality of the foregoing, Distributor shall not register, or attempt to register, any trademark, trade name, service mark or logo now or hereafter owned, licensed or used by EchoCath (collectively "Trademarks") in any country except where such registration is made at the request of, in the name of, and for the benefit of, EchoCath as owner of the Trademarks and is in furtherance of the purposes of this Agreement. In no event shall Distributor cause or permit itself to be registered as the exclusive licensee of the Trademarks.

        C4.2 Distributor will promptly notify EchoCath of any infringement or threatened infringement of any patents, trademarks or trade names under which EchoCath's products are sold of which Distributor becomes aware, and will at EchoCath's request, assist EchoCath in preventing or eliminating such infringement.

        C4.3 Distributor shall not disclose to any person or entity, or permit to be disclosed by any of its employees, officers, directors or agents, any confidential information of EchoCath except for disclosures authorized in writing by appropriate officers of EchoCath. For purposes of this Agreement, "confidential information" shall include such information as know-how relating to the Products, product development data, customer lists, marketing business information and trade secrets, which are acquired by Distributor from EchoCath during the term of this Agreement. This restriction on disclosure shall not apply if such information is ascertainable from public or published information from trade sources. This provision shall survive termination of this Agreement.

C5.     REPRESENTATIONS AND WARRANTIES

        C5.1 EchoCath represents and warrants that all Products shall be manufactured in accordance with its specifications and appropriate Quality Assurance Standards and shall meet all requirements set by the U.S. Food and Drug Administration and comparable requirements of the European Community as they become effective.

        C5.2 The obligation of EchoCath under this warranty shall be strictly and exclusively limited to repair, replacement or refund at the sole option of EchoCath; EchoCath specifically disclaims liability for any damages (whether direct or indirect, consequential, incidental or otherwise), including, without limitation, expenditures, or loss of profits or projected profits.

        C5.3 Distributor agrees and acknowledges that ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, WITH RESPECT TO THE PRODUCTS ARE EXPRESSLY EXCLUDED FROM THIS AGREEMENT OR ANY SALE PURSUANT HERETO. Furthermore, the warranty stated herein shall not apply or be available to: (a) any Product which, after shipment by EchoCath, is damaged, altered in any respect, or subject to negligent treatment; (b) any consumer or user subsequent to the initial purchaser from Distributor or Subdistributor; or (c) any Product or under any circumstances more than two (2) years from the date the Product is shipped to Distributor (except where a longer warranty period is specified in writing by EchoCath with respect to a particular Product).

        C5.4 Distributor represents and warrants that it is not subject to any conflicting obligations which might prevent it from, or interfere with, its execution of this Agreement or its performance hereunder.

C6.     INDEMNIFICATION

        C6.1 Distributor shall indemnify and hold EchoCath harmless from, against, for and in respect of any and all damages, losses, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of any suit, action or proceeding relating in any manner to Distributor's sale of Products or performance of obligations hereunder, unless and to the extent that such injury or damage is caused, directly or indirectly, by any contributing act or omission, negligent or otherwise, of EchoCath, its directors, officers, employees, servants or agents.

C7.     EXEMPTIONS FROM PERFORMANCE REQUIREMENTS

        No failure or delay in performance by either Distributor or EchoCath shall give rise to any claims for damage if, and to the extent, such failure or delay is caused by any one of more of the following: (a) Acts of God, fires or flood; (b) Acts of public enemy; (c) Acts of governmental authority; (d) Expropriation or confiscation of any plant, plant site or any of facilities thereon; (e) Compliance with any law or regulation or the order of any court or governmental authority; (f) Acts of war, rebellion, sabotage, riots, civil disorders or explosions; (g) Strikes or labor disputes; (h) Unavoidable casualties; (i) any delays in obtaining required regulatory approvals despite diligent efforts by EchoCath or Distributor, as the case may be; or (ii) Any other cause beyond EchoCath's and Distributor's reasonable control. Notwithstanding the foregoing, neither party shall be excused by reason of the above-described events from any obligation to pay money when due hereunder or under any invoice.

C8. GOVERNMENTAL CONSENT TO EXPORTATION. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States which may be imposed upon or related to EchoCath or Distributor from time to time by the Government of the United States. Furthermore, Distributor agrees that it will not export, directly or indirectly, any technical information acquired from EchoCath under this Agreement or any products utilizing such technical information to any countries for which the United States Government or any agency thereof at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the Department of Commerce or other agency of the United States Government when required by applicable statute or regulation.

C9. IMPORT LICENSES, EXCHANGE CONTROLS, AND OTHER GOVERNMENTAL APPROVALS; COMPLIANCE. The Distributor shall, at its expense, obtain any and all import licenses and governmental approvals that may be necessary to permit the sale by EchoCath and the purchase by the Distributor of Products hereunder, comply with all registration requirements in the Territory, obtain such approvals from the banking and other governmental authorities of the Territory as may be necessary to effect payment of all amounts due hereunder to EchoCath, and comply with any and all governmental laws, regulations, and orders that may be applicable to the Distributor by reason of its execution of this Agreement including any requirement to be registered as EchoCath's independent distributor with any governmental authority, and including any and all laws, regulations, or orders that govern or affect the ordering, export, shipment, import, sale (including government procurement), delivery, or redelivery or Products in the Territory. The Distributor shall furnish EchoCath with such documentation as EchoCath may request to confirm the Distributor's compliance with this paragraph C9 and agrees that it shall not engage in any course of conduct that, in EchoCath's reasonable belief, would cause EchoCath to be in violation of the laws of any jurisdiction.

C10. QUESTIONABLE PAYMENTS. The Distributor certifies that neither it, nor any of its directors, officers, employees, or agents is an official, agent, or employee of any government of governmental agency or political party or a candidate for any political office on the date of this Agreement. The Distributor shall promptly notify EchoCath of the occurrence of any event that would or may result in an exception to the foregoing representation. The Distributor shall not, directly or indirectly, in the name of, on behalf of, or for the benefit of EchoCath offer, promise or authorize to pay, or pay any compensation, or give anything of value to, any official, agent, or employee of any government or governmental agency, or to any political party or officer, employee, or agent thereof. The Distributor shall require each of its directors, officers, employees, and agents to comply with the provisions of this Section C10. Any failure by Distributor to comply with the provisions of this Section C10 shall constitute a material breach of this Agreement by Distributor which shall entitle EchoCath to terminate this Agreement effective immediately on notice to the Distributor.